UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

Vycor Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34932	20-3369218
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6401 Congress Ave., Suite 140, Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-558-2006

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement Item 3.02 Unregistered Sales of Equity Securities Item 9.01 Financial Statements and Exhibits
SIGNATURES EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2014, Vycor Medical, Inc. (“Vycor” or the “Company”) completed the sale of $929,860 in Units comprising Common Stock and Warrants (the “Units”) to accredited investors (the “Investors”). The Units were issued pursuant to the terms of separate Stock Purchase Agreements between the Company and each of the Investors. This sale is the final closing (the “Final Closing”) of an offering (the “Offering”), resulting in total gross proceeds of $5,000,000. The Offering initially had a maximum of $3,000,000 but the Company and the Placement Agent exercised their option to increase the size of the Offering to a maximum of $5,000,000.

Each Unit was priced at $1.80 and comprised one share of Company Common Stock (the “Shares”), a series A warrant (the “Series A Warrants”) to purchase 0.5 shares of common stock and a series B warrant (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase 0.5 shares of common stock (the “Units”). Each Investor received (i) 3-year detachable Series A Warrants to purchase a number of shares of Common Stock equal to 50% of the number of Shares purchased by such investor and (ii) 3-year detachable Series B Warrants to purchase a number of shares of Common Stock equal to 50% of the number of Shares purchased by such investor. The Series A Warrants have an exercise price per share of $2.05 (subject to adjustment as provided therein). The Series B Warrants will have an exercise price per share of $3.08. The Warrants are subject to adjustment for stock splits, stock dividends or recapitalizations.

Fountainhead Capital Partners Limited (“Fountainhead”), the Company’s largest shareholder with approximately 41% of the Common Stock following the Offering, additionally converted a total of $1,426,542 of accrued consulting fees into an investment in Units under the Offering.

The securities offered in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

Garden State Securities, Inc. acted as acting as exclusive Placement Agent in connection with this Offering. Vycor agreed to pay the Placement Agent (i) a cash placement fee equal to 8% of the gross proceeds of the Offering, (ii) an advisory fee equal to 1% of the gross proceeds of the Offering and (iii) a non-accountable administrative fee equal to 1% of the gross proceeds of the Offering and to issue warrants (the “Placement Agent Warrants”) to purchase a number of Vycor shares of Common Stock equal to 10% of Shares sold in this Offering by the Placement Agent. The Placement Agent Warrants will be exercisable until the three year anniversary of the date of the final closing of this Offering and have an exercise price equal to the exercise price of the Series A Warrants. In addition to the Placement Agent fees, the Company has agreed to reimburse the Placement Agent for it’s due diligence expenses of $10,000 and its legal fees of $33,000, all of which has been paid. The Company also paid the Placement Agent a banking fee equal to $20,000.

The Company simultaneously entered into a Registration Rights Agreement with the Investors with respect to the Warrants.

On April 28, 2014, the Company issued a press release regarding the Final Closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In information provided in Item 1.01 is incorporated in this Item 3.02 by reference.

Exemption From Registration. The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item 9.01.

(d)    Exhibits

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Form of Investor Series A Warrant (previously filed with Form 8-K filed on January 7, 2014)

4.2	Form of Investor Series B Warrant (previously filed with Form 8-K filed on January 7, 2014)

4.3	Form of Placement Agent Warrant (previously filed with Form 8-K filed on January 7, 2014)

10.1	Form of Securities Purchase Agreements between the Company and the Investors (previously filed with Form 8-K filed on January 7, 2014)

10.2	Registration Rights Agreement (previously filed with Form 8-K filed on January 7, 2014)

10.3	Agreement by and between the Company and Garden State Securities, Inc. dated January 2, 2014 (previously filed with Form 8-K filed on January 7, 2014)

*99.1	Press Release dated April 28, 2014

*Exhibit filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

By: /s/ David Cantor

Name: David Cantor

Title: President

Dated: April 30, 2014